Exhibit 10.8

Appointed Guarantor Contract

Administrator

Verification Seal Verification Contract Verification Account Number

(Applies to honoring, guaranteeing, and issuing monetary instruments)

The contracting party entrusts the bank to honor, guarantee, and issue all of the contracting party's signed and issued legally conforming monetary instruments including bill of exchanges, cashier's checks, and business checks.

1. Amount totals 3,600,000NT. Appointed Guarantor Items:

2. The effective period for this contract is from June 25, 1992 to June 25, 1996. Every honored monetary instrument must be effective during the effective period. At the most, it must not exceed __ days. From the date of issuance to maturity, it must not exceed 180 days. According to the Act Governing Bills Finance Business, the bank will entrust the China Bills Finance Corporation

3. If the Contracting Party is delinquent in repaying the loan and the bank advances money for payment, the Contracting Party must immediately repay the bank. In the event of a bank advance, a 1.75 percent annual interest rate will be added to the interest rate from the time of the advance to the time of the repayment. If the delinquency does not exceed 6 months, an interest rate of 10 percent applies to the amount advanced, but if the delinquency exceeds 6 months, then an interest rate of 20 percent applies in additional to liquidated damages.

4. The Contracting Party shall accept a 1 percent annual processing fee instituted by this bank on the denomination of all accepted, guaranteed, or issued monetary instruments. The fee shall be paid at the time the bank accepts or guarantees.

5. All Contracting Parties shall be responsible for liabilities. The Related Guarantors promise to be responsible for paying off the debt. The Related Guarantors will not avoid repayment responsibilities due to the Contracting Party opening IOUs, monetary instruments, or other certificates with the signature of the Related Guarantors.

6. The Contracting Party and Related Guarantors view any additional contracts as part of the present contract. The Contracting Party and Related Guarantors promise to adhere to the appropriate enforcement mechanism as delineated in the Act Governing Bills Finance Business.

7. In the event a lawsuit occurs regarding this contract, the court of jurisdiction will be the one the court is located in.

Regards,

Cosmos Bank (now KBI Bank)

Contracting Parties: Yao-Teh Construction Company, Inc.

Address: 38 Minguo Rd, Hualien, Taiwan

Related Guarantor: LO,FUN MING

Address: 220 Anhe Rd, 17F Suite 2, Taipei, Taiwan

Related Guarantor: LIOU,JING REN

Address: 7 Alley 63, Dahu Shanzhuang St, Neihu district, Taipei, Taiwan

Related Guarantor: LAN,SHUN LANG

Address: No.5, Mazhuwo, Zaoqiao Township, Miaoli County 361, Taiwan

June 14, 2016